UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2015

First Priority Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-183118	20-8420347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 West Liberty Boulevard, Suite 104 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 280-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 5, 2015, First Priority Financial Corp. (the “Company”) held its 2015 annual meeting of shareholders. The proposals voted on at the annual meeting, as well as the voting results for each proposal, including the numbers of votes cast for, against or withheld, and the number of abstentions and broker non-votes, are set forth below.

•	Proposal 1: Election of five Class III nominees of the board of directors to serve as directors of the Company, all with terms expiring in 2018:

	For	Withheld	Broker Non-Votes
Steven A. Ehrlich	4,184,362	333,014	—
Jerome I. Marcus	4,151,698	365,678	—
Alan P. Novak	4,157,135	360,241	—
Christopher E. Spinieo	4,153,448	363,928	—
Michael G. Wade	4,167,135	350,241	—

•	Proposal 2: Advisory vote to approve executive officer compensation:

For	Against	Abstentions	Broker Non-Votes
4,105,583	82,586	329,207	—

•	Proposal 3: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2015.

For	Against	Abstentions	Broker Non-Votes
4,335,829	2,821	178,726	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY FINANCIAL CORP.

Dated:	May 7, 2015	By:	/s/ Mark J. Myers
Mark J. Myers
Chief Financial Officer